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                                                                     EXHIBIT 2.1
                                 AMENDMENT NO. 1

                                       TO

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 made this 10th day of January, 2000 (the "Amendment"), by and among CMGI, Inc., a Delaware corporation (the "Buyer"), Artichoke Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary") and AdForce, Inc., a Delaware corporation (the "Company"), to the Amended and Restated Agreement and Plan of Merger, dated as of September 20, 1999, by and among the Buyer, the Transitory Subsidiary and the Company (the "Agreement"). Except as set forth below, the Agreement shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the Agreement currently provides that the Buyer, the Transitory Subsidiary and the Company (collectively, the "Parties") (i) shall each use its reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and (ii) adopt the Agreement as a plan of reorganization; and

     WHEREAS, the Parties acting in accordance with Section 8.4 of the Agreement desire to amend the Agreement to further provide that the Parties contemplate, as part of such plan of reorganization, merging the Company after the Effective Time into a limited liability company that is wholly owned by the Buyer;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Section 6.8 of the Agreement shall be amended by adding the following sentence after the first sentence of Section 6.8: "The parties hereto contemplate that, as part of one overall plan, after the Effective Time, the Company will merge with and into a limited liability company that is wholly owned by the Buyer and is disregarded as an entity separate from the Buyer for federal tax purposes pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii)."

     2. The Agreement, as supplemented and modified by this Amendment, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the Parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     3. Upon execution of this Amendment by the Parties, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof,"
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"herein" or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     5. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     6. This Amendment shall be binding on all parties to the Agreement as and when executed by the Buyer, the Transitory Subsidiary and the Company.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              CMGI, INC.


                              By:  /s/ Andrew J. Hajducky III
                                  -----------------------------------------
                              Title:  Chief Financial Officer and Treasurer


                              ARTICHOKE CORP.


                              By:  /s/ Andrew J. Hajducky III
                                  -----------------------------------------
                              Title:  Vice President and Treasurer


                              ADFORCE, INC.


                              By:  /s/ Charles W. Berger
                                  -----------------------------------------
                              Title:  President and Chief Executive Officer


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